Exhibit 10.38

SECOND AMENDMENT TO SUPPLY AGREEMENT

This is the Second Amendment to the Supply Agreement dated as of April 2, 2003, among Midas International Corporation, a Delaware corporation (“MIC”), Part Warehouse, Inc., a Delaware corporation (“PWI”) (collectively “Midas”), and AutoZone Parts, Inc., a Nevada corporation, successor by assignment to AutoZone, Inc. (“AutoZone”) (the “Agreement”), and shall be effective as of the 10th day of June, 2004.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Beginning June 20, 2004, through July 31, 2004, AutoZone agrees to pay each Midas Shop [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] for every [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] box top for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] returned to the AutoZone retail location which services the Midas Shop’s commercial account. No credits will be given for box tops returned either before June 20, 2004, or after July 31, 2004. All box tops must be from [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] purchased from AutoZone between June 20, 2004, through July 31, 2004.

2.

AutoZone shall ensure that the earned credits will be paid [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] to each participating Midas Shop by the AutoZone retail location which services the Midas Shop’s commercial account.

3.	Other than as amended by this Amendment, the other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement.

AUTOZONE PARTS, INC.	MIDAS INTERNATIONAL CORPORATION

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

PARTS WAREHOUSE, INC.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date: